UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 6, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 150, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2012, the Board of Directors (the “Board”) of Organovo Holdings, Inc. (the “Company”) appointed James T. Glover as a director of the Company. Mr. Glover was also appointed to serve as chair of the Audit Committee, chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Company’s director compensation program, Mr. Glover will receive an annual retainer of $24,000 for his Board service, an annual retainer of $7,500 for his service as chair of the Audit Committee, an annual retainer of $5,000 for his service as chair of the Compensation Committee and an annual retainer of $5,000 for his service on the Nominating and Corporate Governance Committee, each of which will be pro-rated based on the date of his appointment to the Board and the respective Board Committee.

There were no arrangements or understandings by which Mr. Glover was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. Glover or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Mr. Glover as a director, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

On July 9, 2012, the Company announced the issuance of a patent based on its first patent application as well as the issuance of a key founder patent. A copy of the Company’s press release announcing the patent issuances is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by Organovo Holdings, Inc., dated July 9, 2012 (New Director)

99.2	Press Release by Organovo Holdings, Inc., dated July 9, 2012 (Patent Issuances)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: July 9, 2012	By:	/s/ Keith Murphy
	Name:	Keith Murphy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Organovo Holdings, Inc., dated July 9, 2012 (New Director)

99.2	Press Release by Organovo Holdings, Inc., dated July 9, 2012 (Patent Issuances)